UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.07 below is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2022, immediately following the vote on proposal 1 at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of FAT Brands Inc. (the “Company”), the Company filed a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation to eliminate the three-year, staggered terms of the Company’s directors and provide for the annual election of directors. A copy of the Certificate of Amendment is filed herewith as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, six proposals were submitted for a vote of the Company’s stockholders, which proposals are described in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on November 28, 2022. Holders of shares of Class A Common Stock and Class B Common Stock voted together as a single class on all matters (including the election of directors) submitted to a vote of stockholders at the Annual Meeting. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below, which amounts reflect an aggregate of the number of votes per share to which all classes of common stock were entitled to vote at the Annual Meeting. The aggregate voting power of all outstanding shares of common stock at the Annual Meeting amounted to 2,556,920,770 votes.

(1) Amendment To Certificate Of Incorporation To Declassify Board Of Directors. The proposal to amend the Company’s certificate of incorporation to declassify the Board of Directors and provide for the annual election of all directors was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
2,163,592,375	13,086,195	4,310,379	191,885,875

(2) Election of Directors. Stockholders elected seven nominees for director to the Company’s Board of Directors to hold office until the 2023 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The votes regarding this proposal were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Kenneth J. Anderson	2,173,182,347	7,806,603	191,885,875
Lynne L. Collier	2,174,046,515	6,942,435	191,885,875
Amy V. Forrestal	586,650,412	1,594,338,538	191,885,875
Squire Junger	585,701,352	1,595,287,599	191,885,875
James C. Neuhauser	2,173,182,860	7,806,090	191,885,875
Edward H. Rensi	1,991,915,233	189,073,717	191,885,875
Andrew A. Wiederhorn	2,173,164,437	7,824,513	191,885,875

(3) Amendment To 2017 Omnibus Equity Incentive Plan. The proposal to approve an amendment to the Company’s 2017 Omnibus Equity Incentive Plan (the “Plan”) to increase the number of shares of Class A Common Stock issuable under the Plan was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
1,943,673,606	231,979,386	5,335,955	191,885,875

(4) Advisory Vote on the Compensation of Named Executive Officers. The proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
2,165,812,016	9,257,758	5,919,174	191,885,875

(5) Advisory Vote On The Frequency Of Future Votes On The Compensation Of Named Executive Officers. The proposal to approve, on a non-binding advisory basis, the frequency of future votes on the compensation of the Company’s named executive officers received the following votes:

One Year	Two Years	Three Years	Abstain
2,162,829,591	7,769,865	5,438,900	4,950,593

(6) Ratification Of Appointment Of Independent Registered Public Accounting Firm. The proposal to ratify the selection of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2022 was approved. The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
2,365,403,067	6,803,993	667,764	191,885,875

Following the completion of the Annual Meeting, Fog Cutter Holdings, LLC, the holder of a majority of the voting power of the Company’s outstanding voting shares, took action to remove Squire Junger as a director of the Company pursuant to Section 141(k) of the Delaware General Corporation Law and Section 5.04 of the Company’s Certificate of Incorporation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on December 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 23, 2022

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer